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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
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       Date of Report (Date of earliest event reported): January 29, 2001
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                              WAMEX Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


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                 (State or other jurisdiction of incorporation)

                  333-32688                          65-0789306
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        (Commission File Number)         (IRS Employer Identification No.)

                             61 Broadway, Room 2805
                               New York, NY 10006
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               (Address of principal executive offices) (Zip Code)

                                 (212) 785-4485
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              (Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

By Board resolution, dated February 2, 2001 the Company engaged the firm of Van Buren & Hauke, LLC, 63 Wall Street, Suite 2501, New York, New York 10005 for the purpose of preparing the financial statements for the Company's Form 10-KSB for the year ended December 31, 2000.

By engaging Buren & Hauke, the Company dismissed its former certifying accountant, Mr. Charles Eisenstein, 4750 Bedford Avenue, Brooklyn, NY 11235. While the former accountant was engaged by the Company, for either of the past two years the former accountant did not issue a report on the financial statements containing an adverse opinion or disclaimer of opinion, or which was modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

ITEM 5. OTHER EVENTS

On January 29, 2001, the Company entered into a joint venture agreement with CaribSecurities.com Ltd., a Nevis corporation, and Trat.Net Ltd., a Nevis corporation, to provide Alternative Trading Services from in a mutually acceptable jurisdiction in the Caribbean. The joint venture shall be owned 50% by the Company., 25% by CaribsSecurities.com Ltd., and the remaining 25% by Trat.Net Ltd.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAMEX HOLDINGS, INC.

/s/Sascha Mundstein
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SASCHA MUNDSTEIN
Chief Executive Officer

DATE:  February 5, 2001